EXHIBIT 10.74

AMENDMENT No. 1

to

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT “(Amendment No 1”) dated as of November 20, 2017 is made to the Securities Purchase Agreement, dated December 6, 2016 (the “Securities Purchase Agreement”) by and between Bellridge Capital LP, a Delaware limited partnership (“Purchaser”) and Cool Technologies, Inc., a Nevada corporation (the “Company”). Terms used as defined terms herein and not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement upon the terms and subject to the conditions contained in the Securities Purchase the Company shall have the right to issue and sell to Purchaser from time to time as provided in the Securities Purchase Agreement, and Purchaser shall be obligated to purchase from the Company up to $5,000,000 worth of shares of the Company's Common Stock on a private placement basis pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended; and

WHEREAS, the Purchaser shall be entitled to resell shares of Common Stock acquired pursuant to the Securities Purchase Agreement pursuant to a resale registration statement established by the Company pursuant to the terms of the Registration Rights Agreement between the Company and the Purchaser which shall be declared effective by the Commission prior to the delivery of the first Draw Down Notice.

WHEREAS, The Purchaser and the Company desire to enter into this Amendment No. 1 to the Securities purchase Agreement to remove the requirement contained in Section 5.3(d) of the Securities Purchased Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment No. 1 and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchaser and the Company agree as follows:

1. Amendment of Section 5.3(d) to the Securities Purchase Agreement. Section 5.3(d) to the Securities Purchase Agreement is hereby deleted in its entirety and amended and as follows:

5.3(d) Reserved.

2 Effect on Securities Purchase Agreement. Except as specifically provided herein, the Securities Purchase Agreement shall remain in full force and effect.

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3. No Third-Party Beneficiaries. This Amendment No. 1 is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. General.

(a) This Amendment No. 1 shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

(b) All of the terms and conditions of this Amendment No. 1 shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(c) This Amendment 1 may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(d) If any provision included in this Amendment No. 1 proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(e) This Amendment No. 1 and any modification or amendment of this Amendment No.1 may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

6. Form of Signature. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Securities Purchase Agreement as of date first written above.

BELLRIDGE CAPITAL, LP

By:	/s/ Robert Klimov
Name:	Robert Klimov
Title: Managing Partner

COOL TECHNOLOGIES, INC.

By:	/s/ Timothy Hassett
Name:	Timothy Hassett
Title:	Chief Executive Officer

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